AZZ incorporated Reports the Hiring of Mr. Tom E. Ferguson as President and Chief Executive Officer

Contact:	Dana Perry, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

AZZ incorporated Hires Mr. Tom Ferguson to Serve as President and Chief Executive Officer and elects Mr. Ferguson to Serve on AZZ incorporated’s Board of Directors

November 4, 2013 - FORT WORTH, TX - AZZ incorporated (NYSE: AZZ) (“AZZ”) today announced that it had reached an agreement with Mr. Tom E. Ferguson under which Mr. Ferguson will serve as President and Chief Executive Officer of AZZ and that Mr. Ferguson has been elected to serve on AZZ’s Board of Directors. Mr. Ferguson, 57 has extensive experience in the industries in which AZZ operates, having served as Chief Executive Officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services, immediately prior to his employment with AZZ. Prior to serving in this position, Mr. Ferguson spent 25 years serving in various executive capacities with Flowserve Corp. (a NYSE listed company), a global provider of fluid motion and control products and services, and its affiliates. Mr. Ferguson will begin his employment with AZZ, and will become a member of AZZ’s Board of Directors, effective Monday, November 4, 2013.

Kevern Joyce, Chairman of the Board of Directors of AZZ, said “We are excited to have the opportunity to move forward with Tom Ferguson as President and CEO of AZZ. Tom will be a great asset to AZZ, as he brings significant business and leadership experience in the industries in which we operate. We feel that Tom’s experience and track record in achieving business growth, both organically and through acquisitions, will be instrumental in helping our company pursue its strategic vision.”

Effective as of October 27, 2013, Mr. Dana L. Perry assumed the duties of President and Chief Executive Officer of AZZ on an interim basis following the unexpected death of Mr. David H. Dingus on that same day. Mr. Perry will relinquish such duties to Mr. Ferguson on November 4, 2013 and will continue to serve AZZ in his capacity as Senior Vice President of Finance and Chief Financial Officer.

AZZ incorporated is a global provider of specialty electrical equipment and highly engineered services to the power generation, transmission, distribution, and industrial markets as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.